UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Hanesbrands Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on April 24, 2018 in Winston-Salem, North Carolina. A total of 320,997,759 shares of the Company’s common stock (approximately 89% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Gerald W. Evans, Jr.	259,897,708	2,542,603	1,044,084	57,513,364
Bobby J. Griffin	257,335,556	5,095,475	1,053,364	57,513,364
James C. Johnson	257,949,164	4,493,890	1,041,341	57,513,364
Jessica T. Mathews	259,390,921	3,093,868	999,606	57,513,364
Franck J. Moison	261,282,501	1,136,498	1,065,396	57,513,364
Robert F. Moran	261,094,708	1,322,715	1,066,972	57,513,364
Ronald L. Nelson	240,900,101	21,532,487	1,051,807	57,513,364
Richard A. Noll	257,245,795	5,187,006	1,051,594	57,513,364
David V. Singer	260,805,368	1,619,696	1,059,331	57,513,364
Ann E. Ziegler	259,344,169	3,153,801	986,425	57,513,364

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2018 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
315,887,587	3,205,985	1,904,187	—

Non-Binding, Advisory Vote Regarding Executive Compensation

The stockholders of the Company approved, on an advisory basis, executive compensation as disclosed in the Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
237,903,183	23,726,544	1,854,668	57,513,364

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 26, 2018	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Administrative Officer, General Counsel and Corporate Secretary